EXHIBIT 99.1

ShiftPixy, Inc. Announces $2.5 Million Registered Direct Offering and Concurrent Private Placement

MIAMI, October 06, 2023--(BUSINESS WIRE)--ShiftPixy, Inc. (Nasdaq: PIXY) (“ShiftPixy” or the “Company”), a Florida-based national staffing enterprise which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced that it has entered into a definitive agreement with a single U.S. institutional investor for the purchase and sale of 2,265,000 shares of the Company’s common stock (or common stock equivalents in lieu thereof) in a registered direct offering and warrants to purchase up to 2,265,000 shares of common stock in a concurrent private placement (together with the registered direct offering, the “Offering”) at a combined purchase price of $1.10 per share. The warrants issued pursuant to the concurrent private placement will have an exercise price of $1.10 per share, will be exercisable beginning six months after issuance and will expire 5 years from the initial exercise date.

The closing of the Offering is expected to occur on or about October 10, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds from the Offering are expected to be approximately $2.5 million. The Company intends to use the net proceeds from the Offering for general corporate purposes.

A.G.P./Alliance Global Partners is acting as the exclusive financial advisor for the Offering.

The securities issued in the registered direct offering were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-269477) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), which was declared effective by the SEC on February 13, 2023. A prospectus supplement describing the terms of the proposed Offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the warrants will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s more than 25 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include, among other things, statements regarding the anticipated use of proceeds from the private placement, the anticipated closing date of the private placement and the anticipated filing and effectiveness date for a registration statement related to the resale of the common shares and common shares underlying warrants from the private placement. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of the Company, could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of the Company’s business model; the Company’s ability to execute its vision and growth strategy; the Company’s ability to attract and retain clients; the Company’s ability to assess and manage risks; changes in the law that affect the Company’s business and its ability to respond to such changes and incorporate them into its business model, as necessary; the Company’s ability to insure against and otherwise effectively manage risks that affect its business; competition; reliance on third-party systems and software; the Company’s ability to protect and maintain its intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, and its periodic and current reports on Form 10-Q and Form 8-K. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of the Company, is included in the filings we make with the SEC from time to time. These documents are available on the “SEC Filings” subsection of the “Investor Information” section of the Company’s website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov. Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, the Company is alerting investors and other members of the general public that the Company will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in the Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

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Contacts

INVESTOR CONTACT:

InvestorRelations@shiftpixy.com

800.475.3655

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